Exhibit 3.2

AMENDED AND RESTATED
BYLAWS
OF
ZIONS BANCORPORATION, NATIONAL ASSOCIATION
SEPTEMBER 30, 2018

INDEX TO AMENDED AND RESTATED BYLAWS
OF
ZIONS BANCORPORATION, NATIONAL ASSOCIATION

Table of Contents
Page
ARTICLE I Offices; Governance Procedures    1

Section 1.01	Business Offices 1

Section 1.02	Principal Office 1

Section 1.03	Governance Procedures 1
ARTICLE II Shareholders    1

Section 2.01	Annual Meeting 1

Section 2.02	Special Meetings 1

Section 2.03	Place of Meetings 1

Section 2.04	Notice of Meetings 1

Section 2.05	Fixing of Record Date 2

Section 2.06	Shareholder List for Meetings 3

Section 2.07	Shareholder Quorum and Voting Requirements 3

Section 2.08	Increasing Quorum or Voting Requirements 4

Section 2.09	Proxies 4

Section 2.10	Voting of Shares 4

Section 2.11	Association’s Acceptance of Votes 5

Section 2.12	Meetings by Telecommunication 6

Section 2.13	Voting Trusts and Agreements 6

Section 2.14	Voting for Directors 6

Section 2.15	Maintenance of Records and Shareholder Inspection Rights 6

Section 2.16	Financial Statements and Share Information 7

Section 2.17	[Reserved.] 7

Section 2.18	Shares Held by Nominees 8

Section 2.19	Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals 8
ARTICLE III Board of Directors    10

Section 3.01	General Powers 10

Section 3.02	Qualifications 10

Section 3.03	Number and Tenure 10

Section 3.04	Resignation 11

Section 3.05	Removal 11

Section 3.06	Vacancies 11

Section 3.07	Regular Meetings 12

Section 3.08	Special Meetings 12

Section 3.09	Place of Meetings - Meetings by Telephone 12

Section 3.10	Notice of Meetings 12

Section 3.11	Waiver of Notice 12

Section 3.12	Quorum and Manner of Acting 12

Section 3.13	Action Without a Meeting 13

Section 3.14	Altering Quorum or Voting Requirements 13

Section 3.15	Compensation 14

Section 3.16	Committees 14

Section 3.17	Standards of Conduct 15

Section 3.18	Limitation of Liability 15
ARTICLE IV Executive Committee    15

Section 4.01	Appointment 15

Section 4.02	Authority 15

Section 4.03	Tenure and Qualifications 15

Section 4.04	Meetings 16

Section 4.05	Quorum and Manner of Acting 16

Section 4.06	Action Without a Meeting 16

Section 4.07	Vacancies 16

Section 4.08	Resignations and Removal 16

Section 4.09	Procedure 16
ARTICLE V Officers    16

Section 5.01	Number and Qualifications 16

Section 5.02	Appointment and Term of Office 17

Section 5.03	Removal and Resignation of Officers 17

Section 5.04	Authority and Duties 17

Section 5.05	Surety Bonds 19

Section 5.06	Compensation 19
ARTICLE VI Trust Department    20

Section 6.01	Trust Department 20

Section 6.02	Senior Trust Officers 20

Section 6.03	Trust Department Files 20

Section 6.04	Trust Investments 20

Section 6.05	Audits of the Trust Department 20
ARTICLE VII Stock    20

Section 7.01	Certificates for Shares; Shares Without Certificates 20

Section 7.02	Restrictions on Transfer of Shares Permitted 22

Section 7.03	Acquisition of Shares by the Association 22
ARTICLE VIII Indemnification    22

Section 8.01	Indemnification 22

Section 8.02	Banking Agency Proceedings or Actions 22

Section 8.03	Certain Restrictions on Indemnification 23

Section 8.04	Mandatory Indemnification 23

Section 8.05	Determination 23

Section 8.06	General Indemnification 23

Section 8.07	Advances 23

Section 8.08	Scope of Indemnification 24

Section 8.09	Insurance 24

Section 8.10	Reliance Upon Corporate Records 24

Section 8.11	Other Rights and Remedies 24

Section 8.12	Severability 24
ARTICLE IX Amendments to Bylaws    24

Section 9.01	Authority to Amend 24
ARTICLE X Miscellaneous    25

Section 10.01	Corporate Seal 25

Section 10.02	Fiscal Year 25

Section 10.03	Execution of Instruments 25

Article I
Offices; Governance Procedures
Section 1.01    Business Offices. Zions Bancorporation, National Association (the “Association”) may have such offices, either within or outside Utah, as the board of directors of the Association (the “Board of Directors”) may from time to time determine or as the business of the Association may from time to time require.
Section 1.02    Principal Office. The principal office of the Association shall be located at any place either within or outside Utah. The Association shall maintain at its principal office a copy of such corporate records as required by applicable law and Section 2.16 of these Bylaws.
Section 1.03    Governance Procedures. The Association elects to follow, to the extent not inconsistent with applicable Federal banking statutes or regulations, or bank safety and soundness, the corporate governance procedures of Utah, the state in which the main office of the Association is located.
ARTICLE II
Shareholders
Section 2.01    Annual Meeting. The annual meeting of the shareholders shall be held each year on a date and at a time and place designated by the Board of Directors. In the absence of such designation, the annual meeting of shareholders shall be held at 10:00 a.m. on the last Tuesday during the month of April at the Association’s headquarters. If the day fixed for the annual meeting is a legal holiday in Utah, then the meeting shall be held at the same time and place on the next succeeding banking day. At the meeting, directors shall be elected and any other proper business may be transacted. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient. Failure to hold an annual meeting as required by these Bylaws shall not affect the validity of any corporate action or work a forfeiture or dissolution of the Association.
Section 2.02    Special Meetings. The Board of Directors, or any one or more shareholders owning, in the aggregate, not less than 51 percent of the votes entitled to be cast on any issue proposed to be considered at the meeting, may call a special meeting of shareholders at any time.
Section 2.03    Place of Meetings. Each annual or special meeting of the shareholders shall be held at such place, either within or outside Utah, as may be designated by the Board of Directors. In the absence of any such designation, meetings shall be held at the principal office of the Association.
Section 2.04    Notice of Meetings.
(a)    Required Notice. The Association shall give notice to shareholders of the date, time, and place of each annual and special meeting of the shareholders no fewer than ten (10) nor more than sixty (60) days before the meeting date, by first class mail or email, unless the Office of the Comptroller of the Currency (the “OCC”) determines that an emergency circumstance exists. Unless otherwise required by law or the Association’s Second Amended and Restated Articles of Association (the “Articles of Association”), the Association is required to give the notice only to shareholders entitled to vote at the meeting. The notice requirement will be excused under certain circumstances with respect to shareholders whose whereabouts are unknown.
(b)    Contents of Notice. The notice of each special meeting must include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 2.04(b), or as otherwise required by applicable law, or the Articles of Association, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.
If a purpose of any shareholder meeting is to consider: (1) a proposed amendment to the Articles of Association; (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all, of the Association’s property; (4) the dissolution of the Association; or (5) the removal of a director, the notice must so state and be accompanied by a copy or summary of the transaction documents.
(c)    Adjourned Meeting. If any annual or special meeting of shareholders is adjourned to a different date, time or place, then, subject to the requirements of the following sentence, notice need not be given of the new date, time and place if the new date, time and place are announced at the meeting before adjournment. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is or must be fixed under Section 2.05 of these Bylaws, notice of the adjourned meeting must be given pursuant to the requirements of paragraph 2.04(a) of these Bylaws to shareholders of record entitled to vote at the meeting.
Section 2.05    Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to: (i) notice of or to vote at any meeting of shareholders or any adjournment thereof; (ii) take action without a meeting; (iii) demand a special meeting; (iv) receive payment of any distribution or share dividend; or (v) take any other action, the Board of Directors may fix in advance a date as the record date for one or more voting groups in reasonable proximity to the date that notice is given to such shareholders. If no record date is otherwise fixed by the Board of Directors as provided herein, then the record date for the purposes set forth below shall be the close of business on the dates indicated:
(a)    With respect to a determination of shareholders entitled to notice of and to vote at an annual or special meeting of shareholders, the day before the first notice is delivered to shareholders;
(b)    With respect to a determination of shareholders entitled to demand a special meeting of shareholders, the later of (i) the earliest date of any of the demands pursuant to which the meeting is called, and (ii) the date that is sixty days prior to the date the first of the written demands pursuant to which the meeting is called is received by the Association;
(c)    With respect to a determination of shareholders entitled to a share dividend, the date the Board of Directors authorizes the share dividend; and
(d)    With respect to a determination of shareholders entitled to a distribution (other than one involving a purchase or reacquisition of shares for which no record date is necessary), the date the Board of Directors authorizes the distribution.
A determination of shareholders entitled to notice of or to vote at any meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
Section 2.06    Shareholder List for Meetings. The officer or agent having charge of the stock transfer books for shares of the Association shall prepare a list of the names of all shareholders entitled to be given notice of, and to vote at, each meeting of shareholders. The list must be arranged by voting group and within each voting group by class or series of shares. The list must be in alphabetical order within each class or series of shares and must show the address of, and the number of shares held by, each shareholder. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of (i) ten days before the meeting for which the list was prepared, or (ii) two banking days after notice of the meeting is given, and continuing through the meeting and any adjournments thereof. The list must be available at the Association’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder or a shareholder’s agent or attorney is entitled, on written demand to the Association, to inspect and copy the list during regular business hours during the period it is available for inspection. The list is to be available at the meeting for which it was prepared, and any shareholder or any shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting for any purpose germane to the meeting. The shareholder list is to be maintained in written form or in another form capable of conversion into written form within a reasonable time.
Section 2.07    Shareholder Quorum and Voting Requirements. If the Articles of Association or applicable law provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.
Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of such shares exists with respect to that matter. Unless the Articles of Association, a bylaw adopted pursuant to Section 2.08 hereof or applicable law provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that group for action on that matter.
If the Articles of Association or applicable law provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. One voting group may vote on a matter even though another voting group entitled to vote on the matter has not voted.
Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting, unless a new record date is or must be set for the adjourned meeting.
If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the Articles of Association, a bylaw adopted pursuant to Section 2.08 hereof or applicable law requires a greater number of affirmative votes.
Section 2.08    Increasing Quorum or Voting Requirements. The Articles of Association may provide for a greater quorum or voting requirement for shareholders, or voting groups of shareholders, than is provided for by applicable law. An amendment to the Articles of Association that changes or deletes a greater quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect. If authorized by the Articles of Association, the shareholders may adopt, amend, or repeal a bylaw that fixes a greater quorum or voting requirement for shareholders, or voting groups of shareholders.
Section 2.09    Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy. A shareholder may appoint a proxy by signing an appointment form, either personally or by the shareholder’s attorney-in-fact, or by any of the other means permitted under applicable law. A proxy appointment is valid for eleven months unless a longer period is expressly provided in the appointment form. Any person or group of persons, except the Association’s officers, clerks, tellers, or bookkeepers, may be designated as proxy. The Association’s directors or attorneys may act as proxy if they are not also employed as an officer, clerk, teller or bookkeeper of the Association.
Section 2.10    Voting of Shares. Unless otherwise provided in the Articles of Association or other applicable law, each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote.
Except as otherwise provided by specific court order, shares of this Association are not entitled to be voted or to be counted in determining the total number of outstanding shares eligible to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and this Association owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation. Notwithstanding the foregoing, in the election of directors, shares of this Association held by this Association as sole trustee, whether registered in its own name as such trustee or in the name of its nominee, are entitled to be voted and be counted by the registered owner if, under the terms of the trust, the manner in which such shares shall be voted may be determined by a donor or beneficiary of the trust and such donor or beneficiary actually directs how such shares shall be voted, and shares of this Association held by this Association and one or more persons as trustees may be voted by such other person or persons, as trustees, in the same manner as if he or they were the sole trustee; but no officer, clerk, teller, or bookkeeper of this Association shall act as proxy; and no shareholder whose liability is past due and unpaid shall be allowed to vote. Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.
Section 2.11    Association’s Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the Association, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder.
If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a shareholder, the Association, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder if:
(a)    the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;
(b)    the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Association requests, evidence of fiduciary status acceptable to the Association has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;
(c)    the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Association requests, evidence of this status acceptable to the Association has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;
(d)    the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Association requests, evidence acceptable to the Association of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;
(e)    two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries and the person signing appears to be acting on behalf of all co-tenants or fiduciaries; or
(f)    the acceptance of the vote, consent, waiver, proxy appointment, or proxy appointment revocation is otherwise proper under rules established by the Association that are not inconsistent with applicable law.
If shares are registered in the names of two or more persons, whether fiduciaries, members of a partnership, co-tenants, husband and wife as community property, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons, including proxyholders, have the same fiduciary relationship respecting the same shares, then unless the Secretary (as defined below) of the Association or other officer or agent entitled to tabulate votes is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the effects set forth by applicable law.
The Association is entitled to reject a vote, consent, waiver, proxy appointment, or proxy appointment revocation if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.
The Association and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment, or proxy appointment revocation in good faith and in accordance with applicable law are not liable in damages to the shareholder for the consequences of the acceptance or rejection.
Corporate action based on the acceptance or rejection of a vote, consent, waiver, proxy appointment, or proxy appointment revocation under this section and applicable law is valid unless a court of competent jurisdiction determines otherwise.
Section 2.12    Meetings by Telecommunication. Unless otherwise provided in these Bylaws, any or all of the shareholders may participate in an annual or special meeting of shareholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is considered to be present in person at the meeting.
Section 2.13    Voting Trusts and Agreements. Voting trusts and agreements may be entered into among the shareholders in compliance with applicable law.
Section 2.14    Voting for Directors. In all elections of directors, each shareholder entitled to vote shall have the right to vote, in person or by proxy, each share owned by him for as many persons as there are directorships to be voted on. There will be no right of cumulative voting. On all other questions, each common shareholder shall be entitled to one vote for each common share owned. Unless otherwise provided in the Articles of Association, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election, at a meeting of shareholders at which a quorum is present.
Section 2.15    Maintenance of Records and Shareholder Inspection Rights.
(a)    Corporate Records. The Association shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, a record of all actions taken on behalf of the Association by a committee of the Board of Directors in place of the Board of Directors, and a record of all waivers of notices of meetings of shareholders, meetings of the Board of Directors, or any meetings of committees of the Board of Directors. The Association shall also maintain appropriate accounting and shareholder records as required by applicable law. The Association shall keep at its principal office those corporate records and documents listed in the following paragraph.
(b)    Inspection Rights of Records Required at Principal Office. A shareholder or director of the Association (or such person’s agent or attorney) who gives the Association written notice of the demand at least five banking days before the proposed inspection date, has the right to inspect and copy, during regular business hours, any of the following records, all of which the Association is required to keep at its principal office:

(i)	its Articles of Association as then in effect;

(ii)	its Bylaws as then in effect;

(iii)	the minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three years;

(iv)	all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group; and

(v)	a list of the names and addresses of its current officers and directors.
(c)    Conditional Inspection Rights. In addition to the inspection rights set forth in paragraph (b) above, a shareholder or director of the Association (or such person’s agent or attorney) who gives the Association a written demand in good faith and for a proper purpose at least five banking days before the requested inspection date, and describes in the demand with reasonable particularity the records proposed to be inspected and the purpose of the inspection, is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Association, any of the following records of the Association:

(i)
excerpts from minutes of meetings of, and from actions taken by, the shareholders, the Board of Directors, or any committees of the Board of Directors, to the extent not subject to inspection under paragraph (b) of this Section 2.15;

(ii)	accounting records of the Association; and

(iii)	the record of shareholders (compiled no earlier than the date of the demand for inspection).
For the purposes of paragraph (c), a proper purpose means a purpose reasonably related to the demanding party’s interest as a shareholder or director. A party may not use any information obtained through the inspection or copying of records permitted by this paragraph (c) for any purposes other than those set forth in a proper demand as described above, and the officers of the Association are authorized to take appropriate steps to ensure compliance with this limitation.
Section 2.16    Financial Statements and Share Information. Upon the written request of any shareholder, the Association shall mail to the requesting shareholder:
(a)    its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations; and
(b)    information regarding the designations, preferences, limitations, and relative rights applicable to each class and series of shares of the Association, and the authority of the Board of Directors to determine variations for any existing or future class or series.
Section 2.17    [Reserved.]
Section 2.18    Shares Held by Nominees. The Board of Directors is authorized to establish for the Association from time to time such procedures as the directors may determine to be appropriate, by which the beneficial owner of shares that are registered by a nominee is recognized by the Association as a shareholder.
Section 2.19    Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals.
(a)    Compliance with Section Requirements. The matters to be considered and brought before any annual or special meeting of shareholders of the Association shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 2.19.
(b)    Matters Properly Before an Annual Meeting. For any matter to be properly brought before any annual meeting of shareholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 2.19(b) by a shareholder of record entitled to vote at the annual meeting of shareholders on such matter or a person (a “Nominee Holder”) that holds voting securities entitled to vote at such meeting through a nominee or “street name” holder of record and can demonstrate to the Association such indirect ownership and such Nominee Holder’s entitlement to vote such securities at the annual meeting on such matter.
In addition to any other requirements under applicable law and the Articles of Association and Bylaws of the Association, persons nominated by shareholders for election as directors of the Association and any other proposals by shareholders shall be properly brought before the meeting only if notice of any such matter to be presented by a shareholder at such meeting of shareholders (the “Shareholder Notice”) shall be delivered to the Secretary of the Association at the principal executive office of the Association not less than one hundred and twenty (120) nor more than one hundred and fifty (150) days prior to the date of the Association’s proxy statement released to shareholders in connection with the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before the anniversary date of the annual meeting for the preceding year and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such Shareholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date one hundred and twenty days (120) prior to such Other Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Any shareholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Association shall deliver, as part of such Shareholder Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of stock of the Association owned of record and beneficially by each such person, as reported to such shareholder by such nominee(s), the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Association), each such person’s signed consent to serve as a director of the Association if elected, such shareholder’s name and address, the number and class of all shares of each class of stock of the Association owned of record and beneficially by such shareholder and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of, and entitlement to vote, securities at the meeting of shareholders.
Any shareholder who gives a Shareholder Notice of any matter proposed to be brought before the meeting (other than to nominate a director or directors) shall deliver, as part of such Shareholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder’s name and address, the number and class of all shares of each class of stock of the Association owned of record and beneficially by such shareholder, if applicable, any material interest of such shareholder in the matter proposed (other than as a shareholder) and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of, and entitlement to vote, securities at the meeting of shareholders. As used herein, shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the “Exchange Act”).
Notwithstanding anything in this Section 2.19(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Association at the next annual meeting is increased and either all of the nominees for director at the next annual meeting or the size of the increased Board of Directors is not publicly announced or disclosed by the Association at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Association at the principal executive office of the Association not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.
(c)    Matters Properly Before a Special Meeting. Except as provided in the immediately following sentence, only such matters shall be properly brought before a special meeting of shareholders as shall have been brought before the meeting pursuant to the Association’s notice of meeting. In the event that the Association calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Association’s notice of meeting, if the Shareholder Notice required by Section 2.19(b) hereof shall be delivered to the Secretary of the Association at the principal executive office of the Association not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected is publicly announced or disclosed.
(d)    Publicly Announced or Disclosed. For purposes of this Section 2.19, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news or wire service or in a document publicly filed by the Association with the Securities and Exchange Commission or OCC.
(e)    Adjournment or Postponement of Meeting. In no event shall the adjournment of an annual meeting or special meeting or the postponement of any meeting that does not require a change in the record date for such meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 2.19. This Section 2.19 shall not apply to (i) shareholder proposals made pursuant to and in compliance with Rule 14a-8 under the Exchange Act or (ii) the election of directors selected by or pursuant to any applicable provisions of the Articles of Association relating to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances.
(f)    Determination by Presiding Person. The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 2.19 and, if not so given, shall direct and declare at the meeting that such nominees and other matters are out of order and shall not be considered.
ARTICLE III
Board of Directors
Section 3.01    General Powers. The Board of Directors shall have power to manage and administer the business and affairs of the Association and appoint management of the Association. The Board of Directors shall oversee the Association’s compliance with safe and sound banking practices and shall require management of the Association to establish and implement an effective risk governance framework that meets the standards of the OCC. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Board of Directors.
Section 3.02    Qualifications. Every director must, during his whole term of service, be a citizen of the United States, and at least a majority of the directors must have resided in the state, territory or district in which the Association is located, or within one hundred miles of the location of the office of the Association, for at least one year immediately preceding their election, and must be residents of such state or within one-hundred-mile territory of the location of the Association during their continuance in office, except that the OCC may, in the discretion of the OCC, waive the requirement of residency, and waive the requirement of citizenship in the case of not more than a minority of the total number of directors.
Each director shall own a qualifying equity interest in the Association or a company that has control of the Association in each case as required by applicable law. Each director shall own such qualifying equity interest in his or her own right and meet any minimum threshold ownership required by applicable law.
Section 3.03    Number and Tenure. Unless otherwise specifically provided in the Articles of Association, and subject to the provisions of 12 U.S.C. § 71a, the number of directors of the Association shall be as fixed from time to time by resolution of the Board of Directors or shareholders, but in no instance shall there be less than five nor more than 25 members, except that the OCC may, by regulation or order, exempt the Association from the 25-member limit established by that section. Pursuant to 12 U.S.C. § 76, the President (as defined below) of the Association shall be a member of the Board of Directors, but a director other than the President may be elected Chairperson (as defined below) of the Board of Directors.
Each director shall hold office until the next annual meeting of shareholders (unless the Articles of Association provide for staggering the terms of directors as permitted by applicable law or until removed). A director whose term expires shall continue to serve until such director’s successor shall have been elected and qualified or until there is a decrease in the authorized number of directors. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director. Unless required by the Articles of Association, directors do not need to be residents of Utah.
As required by applicable law, (i) each director shall execute either a joint or individual oath at the first meeting of the Board of Directors that the director attends after the director is appointed or elected; (ii) each director shall take another oath upon re-election, notwithstanding uninterrupted service; and (iii) the Association shall file the original executed oaths of directors with the appropriate OCC licensing office and retain a copy in the Association’s records.
Section 3.04    Resignation. Any director may resign at any time by giving a written notice of resignation to the Board of Directors, the Chairperson of the Board of Directors or the Secretary of the Association. A director’s resignation is effective when the notice is received by the Board of Directors, the Chairperson of the Board of Directors or the Secretary of the Association, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation that is conditioned on failing to receive a specified vote for election as a director may provide it is irrevocable.
Section 3.05    Removal. The shareholders may remove one or more directors at a meeting called for that purpose, if the meeting notice states that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles of Association provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. If the Articles of Association provide for cumulative voting for the election of directors, a director may not be removed if a number of votes sufficient to elect the director under such cumulative voting is voted against removal. If cumulative voting is not in effect, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast against removal.
Section 3.06    Vacancies. Unless the Articles of Association provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the shareholders, a majority of the Board of Directors remaining in office or, if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
If the vacant office was held by a director elected by a voting group of shareholders, only the holders of the shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.
A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.
The terms of directors elected to fill vacancies generally expire at the next annual shareholders’ meeting. If a new director is elected to fill a vacancy in a position having a term extending beyond the date of the next annual meeting of shareholders, the term of such new director shall be the unexpired term of the director’s predecessor in office or the term designated for the director at the time of the creation of the position being filed.
Section 3.07    Regular Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purposes of the meetings, if the times of such meetings are fixed by resolution of the Board of Directors.
Section 3.08    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairperson, the Chief Executive Officer (as defined below) or not less than three (3) directors. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of the meetings so called.
Section 3.09    Place of Meetings - Meetings by Telephone. The Board of Directors may hold regular or special meetings in or out of the State of Utah. Unless the Articles of Association or another provision in the Bylaws provide otherwise, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting.
Section 3.10    Notice of Meetings. Unless the Articles of Association, another provision in the Bylaws or applicable law provides otherwise, regular meetings of the board may be held without notice of the date, time, place, or purposes of the meeting. Unless the Articles of Association or another provision in the Bylaws provide for a longer or shorter period, special meetings of the Board of Directors must be preceded by at least two days’ notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the Articles of Association, another provision in the Bylaws or applicable law.
Section 3.11    Waiver of Notice. Any director may waive notice of any meeting before or after the date of the meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Association for filing with the corporate records (but delivery and filing are not conditions to its effectiveness). A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting.
Section 3.12    Quorum and Manner of Acting. For the transaction of business, a quorum of the Board of Directors shall be at least a majority of the entire Board of Directors then in office. Once a director is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, such director shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting, unless a new notice is sent for the adjourned meeting.
The affirmative vote of a majority of directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the Articles of Association, another provision in the Bylaws or applicable law require the vote of a greater number of directors. A director may not vote by proxy.
A director who is present at a meeting of the Board of Directors when corporate action is taken is considered to have assented to the action taken at the meeting unless:
(a)    the director objects at the beginning of the meeting (or promptly upon arrival) to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;
(b)    the director contemporaneously requests that such director’s dissent or abstention as to any specific action be entered into the minutes of the meeting; or
(c)    the director causes written notice of a dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the Association promptly after adjournment of the meeting. The right of dissent or abstention as to a specific action is not available to a director who votes in favor of the action taken.
Section 3.13    Action Without a Meeting. Unless the Articles of Association, these Bylaws or applicable law provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors consent in writing or by email or other electronic transmission to the action as permitted by applicable law. Action is considered to have been taken by such written consent when the last director signs a writing describing the action taken, unless prior to that time any director has revoked a consent by a writing signed by the director and received by an authorized officer of the Association. An action so taken is effective at the time it is taken, unless the Board of Directors establishes a different effective date. An action taken by written consent of the directors as described in this Section has the same effect as action taken at a meeting of directors and may be described as such in any document.
Section 3.14    Altering Quorum or Voting Requirements. A bylaw that fixes a greater quorum or voting requirement for the Board of Directors than is required by applicable law may be amended or repealed:
(a)    if originally adopted by the shareholders, only by the shareholders, unless the bylaw specifically provided that it could be amended by a vote of either the shareholders or the Board of Directors; or
(b)    if originally adopted by the Board of Directors, by the shareholders or, unless otherwise provided in the Articles of Association or Bylaws, by the Board of Directors.
Action by the Board of Directors to amend or repeal a bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum or voting requirement then in effect or proposed to be adopted, whichever is greater.
Section 3.15    Compensation. Unless otherwise provided in the Articles of Association or these Bylaws, the Board of Directors may fix the compensation of directors. Pursuant to this authority, the directors may, by resolution, provide for directors to be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Association in any capacity and receiving compensation therefor.
Section 3.16    Committees.
(a)    Creation of Committees. Unless the Articles of Association or these Bylaws provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors.
(b)    Selection of Committee Members. The creation of a committee and appointment of members to it must be approved by the greater of:

(i)	a majority of all the directors in office when the action is taken; or

(ii)	the number of directors required by the Articles of Association or Bylaws to take action under Section 3.11 of these Bylaws.
(c)    Procedures. The Board shall designate one member of each committee as its Chairperson. Each committee may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and periodically report the same to the Board of Directors. Regular or special meetings of Board committees may be held without notice at such times and places as called by the Chairperson of the Board, the Chief Executive Officer or the Chairperson or a majority of the members of such committee. Sections 3.06 through 3.12 of these Bylaws, which govern meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well.
(d)    Authority. Unless limited by the Articles of Association or these Bylaws, each committee may exercise those aspects of the authority of the Board of Directors (as set forth in Section 3.01 of these Bylaws) which the Board of Directors confers upon such committee in the resolution creating the committee, but no such committee shall have the power or authority to act with respect to the following matters: (i) approving or adopting, or recommending to the shareholders, any action or matter expressly required by law to be submitted to the shareholders for approval, (ii) adopting, amending or repealing these Bylaws, or (iii) removing or indemnifying directors.
(e)    Impact on Duty of Directors. The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct referenced in Section 3.16 of these Bylaws.
Section 3.17    Standards of Conduct. Each director is to discharge such director’s duties as a director, including duties as a member of a committee, in compliance with the standards of conduct set forth by applicable law.
Section 3.18    Limitation of Liability. If not already so provided in the Articles of Association of this Association, the Association shall, to the maximum extent permitted by law, eliminate or limit the liability of directors to the Association or to its shareholders for monetary damages for any action taken or any failure to take action as a director, by an amendment to its Articles of Association, or by the adoption of a bylaw or resolution approved by the same percentage of shareholders as would be required to approve an amendment to the Articles of Association to include such provision. No such provision may eliminate or limit the liability of a director for:
(a)    the amount of a financial benefit received by a director to which the director is not entitled;
(b)    an intentional infliction of harm on the Association or the shareholders;
(c)    an unlawful distribution in violation of applicable law;
(d)    an intentional violation of criminal law; or
(e)    liability for any act or omission occurring prior to the date such a provision becomes effective.
ARTICLE IV
Executive Committee
Section 4.01    Appointment. The Board of Directors, by resolution adopted by a majority of the full Board, may designate three (3) or more of its members to constitute an Executive Committee. The creation of, delegation of authority to, or action by the Executive Committee does not alone constitute compliance by a director with the standards of conduct described in Section 3.17 of these Bylaws.
Section 4.02    Authority. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Association, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Association otherwise than in the usual and regular course of its business, or amending the Bylaws of the Association.
Section 4.03    Tenure and Qualifications. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until such member’s successor is designated as a member of the Executive Committee.
Section 4.04    Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as called by the Chairperson of the Board, the Chief Executive Officer or a majority of the Executive Committee. Special meetings of the Executive Committee may be called by the Chairperson of the Board, the Chief Executive Officer or a majority of the Executive Committee, and notice of special meetings may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his or her business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.
Section 4.05    Quorum and Manner of Acting. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.
Section 4.06    Action Without a Meeting. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if all the members consent in writing to the action. Action is considered to have been taken by such written consents when the last director signs a writing describing the action taken, unless prior to that time any member of the Executive Committee has revoked a consent by a writing signed by the member and received by an authorized officer of the Association. An action so taken is effective at the time it is taken, unless the Executive Committee establishes a different effective date. An action taken by written consent of the Executive Committee as described in this section has the same effect as action taken at a meeting of Executive Committee and may be described as such in any document.
Section 4.07    Vacancies. If a vacancy occurs on the Executive Committee, the vacancy may be filled by a resolution adopted by a majority of the full Board of Directors.
Section 4.08    Resignations and Removal. The Board of Directors may remove one or more members of the Executive Committee at a meeting called for that purpose. The removal may be with or without cause. Any member of the Executive Committee may resign at any time by giving a written notice of resignation to the Association. A member’s resignation is effective when the notice is received by the Association, or on such later date as may be specified in the notice of resignation.
Section 4.09    Procedure. The Board shall appoint a member of the Executive Committee as its Chairperson. The Executive Committee may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the next meeting of the Board.
ARTICLE V
Officers
Section 5.01    Number and Qualifications. The officers of the Association shall include a Chief Executive Officer, a President and a Secretary, each of whom shall be appointed by the Board of Directors. The Association may also have such other officers and assistant officers as the Board of Directors in its discretion may determine, by resolution, to be appropriate, including a Chairperson of the board, a President, one or more vice presidents, a controller, a treasurer, assistant secretaries and assistant treasurers. All such officers shall be appointed by the Board of Directors, except that if specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Association.
Section 5.02    Appointment and Term of Office. The officers of the Association shall be appointed by the Board of Directors (or, to the extent permitted by Section 5.01 above, by an officer specifically authorized by the board to make such appointments), for such terms as may be determined by the Board of Directors. Neither the appointment of an officer nor the designation of a specified term creates or grants to the officer any contract rights, and the Board of Directors can remove the officer at any time prior to the termination of any term for which the officer may be appointed. If no other term is specified, officers shall hold office until they resign, die, or until they are removed or replaced in the manner provided in Section 5.03 below, or applicable law.
Section 5.03    Removal and Resignation of Officers. Any officer or agent of the Association may be removed or replaced by the Board of Directors, or by the supervising officer to whom the officer reports, at any time with or without cause. If the employment of an officer who is also an employee of the Association is terminated for any reason, then, unless provided for differently in writing at or prior to the time of termination, the supervising officer to whom the terminated employee reports shall be deemed to remove such officer from all such offices held by such officer, effective as of the officer’s termination date, automatically and without further action by the supervising officer. The appointment of a replacement officer shall constitute the removal of the person previously holding such office. An officer may resign at any time by giving a written notice of the resignation to the Association. Resignations shall become effective as provided under applicable law.
Section 5.04    Authority and Duties. In each case subject to the supervision and direction of the Board of Directors and the supervising officer(s) to whom such individual reports, the officers of the Association shall have the authority and perform the duties specified below and as may be additionally specified by the Board of Directors, the Chief Executive Officer or these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law:
(a)    Chairperson of the Board of Directors. The Board of Directors shall appoint one of its members to be its Chairperson (the “Chairperson”) to serve at the pleasure of the Board of Directors. The Chairperson shall preside at all meetings of the Board of Directors. The Chairperson shall supervise the carrying out of the policies adopted or approved by the Board of Directors. The Chairperson shall have general executive powers, as well as the specific powers conferred by these Bylaws. The Chairperson shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to the Chairperson by the Board of Directors.
(b)    Chief Executive Officer. The Board of Directors shall appoint one of its members as Chief Executive Officer of the Association (the “Chief Executive Officer”). The Chief Executive Officer shall serve in that capacity and have general and active control of the Association’s affairs and business and general supervision of its officers, agents and employees. The Chief Executive Officer shall: (i) in the absence of a Chairperson of the Board of Directors, preside at all meetings of the shareholders and the Board of Directors; (ii) cause all orders and resolutions of the Board of Directors to be carried into effect; and (iii) perform all other duties as the Board of Directors may from time to time prescribe.
(c)    President. The Board of Directors shall appoint one of its members to be President of the Association (the “President”). The President shall serve in that capacity and participate in the supervision of the business and affairs of the Association. The President shall: (i) in the absence of the Chairperson and Chief Executive Officer, preside at all meetings of the shareholders and the Board of Directors; (ii) at the request of the Board of Directors or the Chief Executive Officer perform the duties of the Chief Executive Officer and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer; and (iii) perform all other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
(d)    Secretary. The Board of Directors shall appoint a secretary or other designated officer who shall be Secretary of the Board of Directors and of the Association (the “Secretary”). The Secretary shall take such actions, or exercise supervision over assistant secretaries or any such other officers as may be appointed by the Board of Directors, to: (i) prepare and maintain minutes of the proceedings of the shareholders and of the Board of Directors; (ii) prepare and maintain the other records and information required to be kept by the Association under Section 2.15 of these Bylaws; (iii) see that all notices are duly given in accordance with the provisions of these Bylaws or other applicable law; (iv) be custodian of the corporate records and of any seal of the Association; (v) when requested or required, authenticate any records of the Association; (vi) sign with the Chief Executive Officer, President, or a vice president, certificates for shares of the Association, the issuance of which shall have been authorized by resolution of the Board of Directors; (vii) have general charge of the stock transfer books of the Association, unless the Association has a transfer agent; and (viii) perform all other duties as the Board, the Chief Executive Officer or the President may from time to time prescribe.
(e)    Chief Audit Officer. The Board of Directors shall appoint a Chief Audit Officer (or similarly designated office) of the Association (the “Chief Audit Officer”) who shall lead the internal audit function of the Association, and shall have and may exercise the powers conferred by these Bylaws and any and all other powers and duties which by law, regulation or practice pertain to the office of the Chief Audit Officer. The Chief Audit Officer shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to the Chief Audit Officer by the Board of Directors. The Chief Audit Officer may delegate the powers and duties held by the Chief Audit Officer to such other officers of the Association as the Chief Audit Officer sees fit. The Chief Audit Officer shall have unrestricted access to the Board of Directors and its committees.
(f)    Chief Risk Officer. The Board of Directors shall appoint a Chief Risk Officer of the Association (the “Chief Risk Officer”) who shall lead an independent risk management unit of the Association, and shall have and may exercise the powers conferred by these Bylaws and any and all other powers and duties which by law, regulation or practice pertain to the office of the Chief Risk Officer. The Chief Risk Officer shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to the Chief Risk Officer by the Board of Directors. The Chief Risk Officer may delegate the powers and duties held by the Chief Risk Officer to such other officers of the Association as the Chief Risk Officer sees fit. The Chief Risk Officer shall have unrestricted access to the Board of Directors and its committees.
(g)    Chief Financial Officer. The Chief Financial Officer of the Association (the “Chief Financial Officer”) shall be the principal financial officer of the Association and participate in or provide oversight of strategic planning, corporate finance and accounting for the Association. The Chief Financial Officer shall exercise general supervision of any controller, treasurer or such other officers as may be appointed by the Board of Directors to conduct or oversee the financial activities of the Association, including such acts to: (i) pay out of available funds all bills and other just debts of the Association of whatever nature upon maturity; (ii) maintain the Association’s financial records and methods and systems of accounting; (iii) prepare and furnish to the Chief Executive Officer and the Board of Directors such reports and financial information as may be required from time to time; and (iv) perform all other duties as the Board or the Chief Executive Officer may from time to time prescribe.
(h)    Vice Presidents. Vice presidents, however designated, shall directly or indirectly assist the Chief Executive Officer and President and shall perform all other duties as the Board of Directors, the Chief Executive Officer, the President or the officer appointing such Vice President may from time to time prescribe.
(i)    Other Officers. In addition to the above named officers, the Association may establish such offices, and the Board of Directors may appoint such officers and attorneys-in-fact, as the Board of Directors in its discretion may from time to time determine to be appropriate. The same individual may simultaneously hold more than one office in the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several divisions and/or offices, or as may be conferred upon or assigned to them by the Board of Directors or these Bylaws. The Board of Directors may delegate any or all of its powers, discretion and authority set forth in this Section 5.04 to any officer of the Association.
Section 5.05    Surety Bonds. The Board of Directors may require any officer or agent of the Association to provide to the Association a bond, in such sums and with such sureties as may be satisfactory to the board, conditioned upon the faithful performance of such individual’s duties and for the restoration to the Association of all books, papers, vouchers, money, securities and other property of whatever kind in such officer’s possession or under such officer’s control belonging to the Association.
Section 5.06    Compensation. Officers shall receive such compensation for their services as may be authorized or ratified by the Board of Directors and no officer shall be prevented from receiving compensation by reason of the fact that such officer is also a director of the Association. Appointment as an officer shall not of itself create a contract or other right to compensation for services performed as such officer.
ARTICLE VI
Trust Department
Section 6.01    Trust Department. There shall be a department of the Association known as the Trust Department which shall perform both fiduciary and non-fiduciary responsibilities of the Association, including, but not limited to, serving as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and in any other fiduciary capacity as national banks are permitted under state law.
Section 6.02    Senior Trust Officers. There shall be two senior trust officers (the “Senior Trust Officers”) of this Association whose respective duties shall be to manage, supervise and direct all the activities of the Trust Department for each of Personal Trust, Discretionary Investment Management and Corporate Trust. Each of such Senior Trust Officers shall do or cause to be done all things necessary or proper in carrying on the business of the Trust Department in accordance with provisions of law and applicable regulations. The Senior Trust Officers shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The Senior Trust Officers shall be responsible for all assets and documents held by the Association in connection with fiduciary matters being administered by the Trust Department.
The Senior Trust Officers and any other officers of the Trust Department shall be appointed by the Board of Directors or their authorized delegee pursuant to Section 5.01 above.
Section 6.03    Trust Department Files. There shall be maintained in the Trust Department files containing all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.
Section 6.04    Trust Investments. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.
Section 6.05    Audits of the Trust Department. At least once during each calendar year, the Association shall arrange for a suitable audit (by internal or external auditors) of all significant fiduciary activities under the direction of the audit committee of the Board of Directors, as shall have been appointed under Article III hereof. The Association shall note the results of the audit (including significant actions taken as a result of the audit) in the minutes of the Board of Directors. In lieu of annual audits, the Association may adopt a continuous audit system in accordance with 12 C.F.R. § 9.9(b).
ARTICLE VII
Stock
Section 7.01    Certificates for Shares; Shares Without Certificates.
(a)    Use of Certificates. Shares of the Association may, but need not be, represented by certificates. Unless any applicable statute expressly provides otherwise, the rights and obligations of shareholders are not affected by whether or not their shares are represented by certificates.
(b)    Content of Certificates. Certificates representing shares of the Association must, at a minimum, state on their face:

(i)	the name of the Association, and that it is a national bank under Federal law;

(ii)	the name of the person to whom the certificate is issued; and

(iii)	the number and class of shares and the designation of the series, if any, the certificate represents.
If the Association is authorized to issue different classes of shares or different series within a class, the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Association will furnish the shareholder such information on request in writing and without charge.
Each share certificate must be signed (either manually or by facsimile) by the Chief Executive Officer, President or a vice president and by the Secretary or an assistant secretary, or by any two other officers as may be designated in these Bylaws or by the Board of Directors. Each certificate for shares is to be consecutively numbered or otherwise identified.
(c)    Shares Without Certificates. Unless the Articles of Association or these Bylaws provide otherwise, the Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Such an authorization will not affect shares already represented by certificates until they are surrendered to the Association.
Within a reasonable time after the issuance or transfer of shares without certificates, the Association shall send the shareholder a written statement of the information required on certificates as set forth on Section 7.02(b) above.
(d)    Shareholder List. The Association shall maintain a record of the names and addresses of the persons to whom shares are issued.
(e)    Transferring Certificated Shares. All certificates surrendered to the Association for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Association as the Board of Directors may prescribe.
(f)    Registration of the Transfer of Shares. Registration of the transfer of shares of the Association shall be made only on the stock transfer books of the Association. In order to register a transfer, the record owner shall surrender the shares to the Association for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the Association has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Association as the owner, the person in whose name shares stand on the books of the Association shall be deemed by the Association to be the owner thereof for all purposes.
Section 7.02    Restrictions on Transfer of Shares Permitted. The Association may impose restrictions on the transfer of its stock reasonably calculated to assure compliance with applicable laws, to simplify the work of the Association with respect to stock transfers, voting at shareholders’ meetings and related matters and to protect it against fraudulent transfers. A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to a restriction agreement or otherwise consented to the restriction.
A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section and its existence is noted conspicuously on the front or back of the certificate, or is contained in the information statement required by Section 7.02(c) of these Bylaws with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.
Section 7.03    Acquisition of Shares by the Association. Subject to any limitations under applicable law, the Association may acquire its own shares and shares so acquired constitute authorized but unissued shares.
ARTICLE VIII
Indemnification
Section 8.01    Indemnification. Except as provided in Section 8.03 of these Bylaws, the Association shall, to the maximum extent permitted, indemnify an individual made a party to a proceeding because he or she is or was an institution-affiliated party, as defined at 12 U.S.C. § 1813(u) (an “Institution-Affiliated Party”), against liability incurred in the proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the Association’s best interests, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Termination of the proceeding by judgment, order, settlement, conviction, upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Institution-Affiliated Party did not meet the standard of conduct described in this Section 8.01.
Section 8.02    Banking Agency Proceedings or Actions. The Association shall make or agree to make indemnification payments to an Institution-Affiliated Party for an administrative proceeding or civil action initiated by any Federal banking agency, that are reasonable and consistent with the requirements of 12 U.S.C. § 1828(k) and its implementing regulations. The Association shall indemnify an Institution-Affiliated Party for damages and expenses, including the advancement of expenses and legal fees, in cases involving an administrative proceeding or civil action not initiated by a Federal banking agency, in accordance with applicable law; provided, that such payments are consistent with safe and sound banking practices.
Section 8.03    Certain Restrictions on Indemnification. The Association may not indemnify an Institution-Affiliated Party in connection with a proceeding by or in the right of an Association in which such Institution-Affiliated Party was adjudged liable to the Association, or in connection with any other proceeding charging that such party derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.
Section 8.04    Mandatory Indemnification. Subject to the restrictions in Section 8.03 above, the Association shall indemnify a director or officer of the Association who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director or officer of the Association, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.
Section 8.05    Determination. The Association may not indemnify an Institution-Affiliated Party under Section 8.01 of these Bylaws unless authorized and a determination has been made in a specific case that indemnification of the Institution-Affiliated Party is permissible in the circumstances because the Institution-Affiliated Party has met the applicable standard of conduct set forth in Section 8.01 of these Bylaws. Such determination shall be made either (a) by the Board of Directors or their designee in accordance with applicable law, or (b) by the holders of common stock of the Association, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting. The majority of the votes entitled to be cast by the holders of all qualified shares constitute a quorum for purposes of action that complies with this Section 8.05.
Section 8.06    General Indemnification. The indemnification and advancement of expenses provided by this Article VIII shall not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Association, these Bylaws, any agreement, any vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
Section 8.07    Advances. The Association, in accordance applicable law, shall pay for or reimburse the reasonable expenses incurred by an Institution-Affiliated Party who is a party to a proceeding in advance of final disposition of the proceeding if (a) such party furnishes the Association a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in Section 8.01 of these Bylaws, (b) such party furnishes to the Association a written undertaking in the form required by applicable law, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct and (c) a determination is made that the facts then known to those making a determination would not preclude indemnification under this Article VIII.
Section 8.08    Scope of Indemnification. Except as otherwise provided in these Bylaws, the indemnification and advancement of expenses authorized by this Article VIII are intended to permit the Association to indemnify to the fullest extent permitted by applicable law, any and all persons whom it shall have power to indemnify under applicable law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such laws.  Any indemnification or advancement of expenses hereunder shall, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, continue as to a person who has ceased to be an Institution-Affiliated Party and shall inure to the benefit of such person’s heirs, executors and administrators.
Section 8.09    Insurance. The Association may provide for the payment of reasonable premiums for insurance on behalf of a person who is or was an Institution-Affiliated Party, or who, while serving as an Institution-Affiliated Party, is or was serving at the request of the Association as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic Association, or other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in any such capacity or arising out of his or her status in any such capacity, whether or not the Association would have the power to indemnify him or her against the liability under the provisions of this Article VIII or applicable law, as the same may hereafter be amended or modified; provided, that such liability insurance shall be consistent with the requirements of 12 C.F.R. 7.2014 and shall exclude coverage of liability for a formal order assessing civil money penalties against an Institution-Affiliated Party.
Section 8.10    Reliance Upon Corporate Records. Each director and officer and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Association or of any of its subsidiaries, or upon information, opinions, reports or statements made to the Association or any of its subsidiaries by any officer or employee of the Association or of a subsidiary or by any committee designated by the Board of Directors or by any other person as to matters such director, officer or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Association.
Section 8.11    Other Rights and Remedies. The rights to indemnification and advancement of expenses provided in this Article shall be in addition to any other rights which a party may have or hereafter acquire under any applicable law, contract, order or otherwise.
Section 8.12    Severability. If any provision of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason, the remaining provisions of this Article VIII shall not be affected or impaired thereby, but shall, to the fullest extent possible, be construed so as to give effect to the intent of this Article VIII that each party covered hereby is entitled to the fullest protection permitted by applicable law.
ARTICLE IX
Amendments to Bylaws
Section 9.01    Authority to Amend. The Association’s Board of Directors may amend these Bylaws or repeal and adopt new bylaws at any time. The Association’s shareholders entitled to vote may adopt additional bylaws and may amend or repeal any of these Bylaws, whether or not adopted by them, at any time.
ARTICLE X
Miscellaneous
Section 10.01    Corporate Seal. The Board of Directors shall provide for a corporate seal, to be in such a form as the directors may determine to be appropriate, and any officer of the Association may, when and as required or as determined to be appropriate, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the Association.
Section 10.02    Fiscal Year. The fiscal year of the Association shall begin on the 1st day of January and end on the 31st day of December in each year.
Section 10.03    Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents (collectively, “instruments”) may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairperson, or the Chief Executive Officer, or any vice president (however designated), or any other officer who holds a position that is senior to a vice president (however designated), or the Secretary or any assistant secretary, or if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers or individuals as the board of directors or its authorized delegee may from time to time direct. The provisions of this Section 10.03 are supplementary to any other provisions of these Bylaws.
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CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS
OF
ZIONS BANCORPORATION, NATIONAL ASSOCIATION
The undersigned hereby certifies that he is the duly appointed and acting Secretary of ZIONS BANCORPORATION, NATIONAL ASSOCIATION, a National Association, and that the foregoing Amended and Restated Bylaws were approved and adopted by a vote of the directors of the Association, effective as of September 30, 2018, and a record of such action is maintained in the minute book of the Association.
Executed this 19th day of September, 2018.
/s/ Thomas E. Laursen
Thomas E. Laursen, Secretary

LA_LAN01:331384.9